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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-19695, 333-62761, 333-45759) and Forms S-8 (Nos. 33-61704,
33-61708, 33-68046), of our report dated February 8, 2001, included in the Annual Report on Form 10-KSB of Protein Polymer Technologies, Inc. for the year ended December 31, 2000, with respect to the financial statements, as amended, included in this Form 10-KSB/A.


                                             ERNST & YOUNG LLP

San Diego, California
February 21, 2001